NUMBER

Voyager Oil & Gas

SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF MONTANA

THIS CERTIFICATE IS TRANSFERABLE IN SOUTH SAINT PAUL, MN.

SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

CUSIP 92911K 10 0

THIS CERTIFIES THAT

is the owner of

SHARES OF FULLY PAID AND NON-ASSESSABLE COMMON STOCK, PAR VALUE $.001 PER SHARE, OF

VOYAGER OIL & GAS, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile signatures of the Corporation's duly authorized officers.

Dated:

CHIEF EXECUTIVE OFFICER AND SECRETARY

COUNTERSIGNED AND REGISTERED:
WELLS FARGO BANK, N.A.
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

AMERICAN FINANCIAL PRINTING INCORPORATED – MINNEAPOLIS